                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No.'s 33-68354, 333-27827, and 333-62653 each on Form S-8, of Industrial Holdings, Inc., of our report dated April 11, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty of Industrial Holdings, Inc.'s ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Industrial Holdings, Inc. for the year ended December 31, 2000.

Deloitte & Touche LLP

Houston, Texas
April 16, 2001





















                                        EX-43